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                                                                    Exhibit 1.3

                                 (TRANSLATION)

                       REGULATIONS OF BOARD OF DIRECTORS
                                      OF
                  NIPPON TELEGRAPH AND TELEPHONE CORPORATION

                         Established on March 28, 1985
                    Most recently revised on June 27, 2002

Article 1.  (Purpose)

   Unless otherwise provided by law or the Articles of Incorporation, any matters with respect to conduct of the board of directors shall be governed by these regulations.

Article 2.  (Composition)

   The board of directors shall consist of all the directors.

Article 3.  (Attendance by Corporate Auditors)

   Any corporate auditor must attend meetings of the board of directors. In such event, he must express his opinions when it is deemed necessary.

Article 4.  (Meetings)

   Meetings of the board of directors shall consist of ordinary meetings of the board of directors and extraordinary meetings of the board of directors. An ordinary meeting of the board of directors shall be held generally once everymonth and an extraordinary meeting of the board of directors shall be held whenever it its deemed necessary.

Article 5.  (Person to Convene Meetings and Chairman)

   1. A meeting of the board of directors shall be convened by president and he shall act as chairman.

   2. Notwithstanding the preceding paragraph, when the chairman of the board of directors is appointed, he shall convene the meeting and act as chairman. However, this provision shall not be applicable when the chairman of the board of directors is unable to act.

   3. When the president is unable to act, one of the other directors shall convene the meeting of the board of directors and act as chairman in accordance with the order predetermined by resolution of the board of directors.

Article 6.  (Procedures of Convocation)

   1. Notice of a meeting of the board of directors shall be dispatched to each director and corporate auditor three (3) days prior to the date of the meeting. Such period of notice may, however, be shortened in case of emergency.

   2. When there is unanimous consent of all the directors and corporate auditors, a meeting of the board of directors may be held without the notice mentioned in the preceding paragraph.

   3. Any director may request the president or any other director authorized to convene a meeting of the board of directors by submitting in writing an agenda or, instead of submitting in writing, by providing by electromagnetic means information to be stated in such writing with consent of the president or such other director authorized to convene.

   4. In case the request of the preceding paragraph has been made, if within five (5) days a notice of convocation of a meeting of the board of directors of which the day of meeting is within two (2) weeks from the day of the request is not dispatched, the director who made the request may convene the meeting of the board of directors.

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   5. Any corporate auditor may request that a meeting of the board of directors be convened in the cases enumerated by law and if deemed necessary.

   6. The provisions of paragraph 4 shall apply mutatis mutandis when there has been a request mentioned in the preceding paragraph.

Article 7.  (Method of Adopting Resolutions)

   1. Resolutions at a meeting of the board of directors shall be adopted by a majority vote of the directors present which directors present shall constitute a majority of all the directors.

   2. A director with a special interest in a resolution mentioned in the preceding paragraph shall have no right to vote on it.

Article 8.  (Matters to be Resolved at Meetings)

   The matters to be resolved at meeting of the board of directors shall be as set forth in Annex I.

   The contents of each item of "4. Matters concerning group management, (1) Matters concerning basic principles of group management" shall be as provided in Annex II, and each item of "9. Matters concerning business" shall be as provided in Annex III.

Article 9.  (Handling Urgent Matters)

   In the event that any matter to be resolved at a meeting can not be presented to the meeting because of particular urgency, the president may execute such matter without a resolution of a meeting of the board of directors. In such event, the president shall present the matter to the next meeting and obtain approval.

Article 10.  (Report)

   Each director shall report the matters provided in Annex IV to meetings of the board of directors.

Article 11.  (Minutes)

   The minutes of a meeting of the board of directors shall contain a summary of proceedings and the results thereof and the name of directors who did not vote for a resolution and they shall bear the names and seal impressions of the directors and corporate auditors present.

Article 12.  (Notice to Directors and Corporate Auditors Absent)

   Directors and corporate auditors absent from a meeting of the board of directors shall be notified of the results of the proceedings.

                            Supplementary Provision
                               (March 28, 1985)
   These regulations shall come into force on April 1,1985.

                            Supplementary Provision
                               (November 2,1990)
   These regulations shall come into force on November 5, 1990.

                            Supplementary Provision
                                 (July 5,1991)
   These regulations shall come into force on July 5,1991.

                            Supplementary Provision
                               (January 14,1994)
   These regulations shall come into force on January 14,1994.

                            Supplementary Provision
                                (June 29, 1994)
   These regulations shall come into force on June 29, 1994.

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                            Supplementary Provision
                                (July 1, 1999)
   These regulations shall come into force on July 1, 1999.

                            Supplementary Provision
                              (December 9, 1999)
   These regulations shall come into force on December 9, 1999.

                            Supplementary Provision
                               (March 29, 2000)
   These regulations shall come into force on March 29, 2000.

                            Supplementary Provision
                                (June 27, 2002)
   These regulations shall come into force on June 27, 2002.

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ANNEX I

1. Matters concerning shareholder's meetings

    (1) Convocation of a shareholder's meeting

    (2) Determination of the order of directors who shall convene a shareholders' meeting and act as chairman when the president is unable to act

    (3) Determination of agenda of a shareholders' meeting

2. Matters concerning financial statements

    (1) Approval of financial statements and schedules

    (2) Approval of consolidated balance sheets and statements of income

    (3) Determination of interim dividends

    (4) Approval of interim balance sheets, interim statements of income and interim business reports

    (5) Approval of security reports and interim reports and annual reports (Form 20-F) to be filed with United States Securities and Exchange Commission

3. Matters concerning meeting of the board of directors

    (1) Determination of the order of directors who shall convene a meeting of the board of directors and act as chairman when the president is unable to act

    (2) Establishment, amendment or cancellation of the regulations of the board of directors

4. Matters concerning group management

    (1) Matters concerning basic principles of group management

    (2) Execution and amendment of agreements concerning operating expenses for group management

    (3) Execution and amendment of agreements concerning fundamental research and development

5. Matters concerning shares, bonds, etc.

    (1) Issue of new shares

    (2) Transfer of legal reserve into the stand capital

    (3) Split of shares

    (4) Disposition of own shares held

    (5) Cancellation of own shares held

    (6) Offering of bonds or notes

    (7) Issue of bonds or notes with subscription rights of new shares

    (8) Issue of bonds or notes with subscription rights of new shares

    (9) Establishment, amendment or cancellation of the share handling regulations

   (10) The determination of the record date (excluding the record date provided in the Article of Incorporation)

   (11) Determination of the transfer agent, its location and the scope of its authority

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6. Matters concerning officers

    (1) Appointment of representative directors and other directors with specific titles

    (2) Appointment of the chairman

    (3) Determination of the order of directors who shall act on behalf of the president when he is unable to act

    (4) Determination of assignment of works among directors and entrustment of duty as employee

    (5) Appointment of counsellors (sodan yaku) and advisors (komon)

7. Matters concerning personnel affairs and systems, etc.

    (1) Appointment and removal of branch managers and other employee in high ranks

    (2) Establishment, amendment or abolition of branch offices or any other substantial organization units

8. Matters concerning transactions between directors and the company

    (1) Approval of transactions by directors which are included in the business conducted by the company

    (2) Approval of transaction between directors and the company

9. Matters concerning businesses

    (1) Disposition or acquisition of substantial assets

    (2) Borrowing in substantial amounts

    (3) Any other particularly important matters concerning the business

10. Others

    (1) Matters delegated by a resolution at a shareholder's meeting to the board of directors

    (2) Matters considered particularly necessary by the board of directors

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ANNEX II

Matters concerning basic principles of group management

1. Important basic policy concerning group management

2. Important business execution concerning group management

    (1) execution and amendment of group agreements

    (2) exercise of voting rights concerning principal subsidiaries

3. Any other important matters concerning group management

4. Important matters concerning business operation of subsidiaries

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